Exhibit 99.1

Sonim Reports Preliminary Second Quarter 2020 Results

Revenue Increases 65.7% Sequentially to $21.1 Million

Full Results and Call on August 12, 2020

Austin, Texas – July 28, 2020 – Sonim Technologies, Inc. (Nasdaq: SONM), a leading U.S. provider of ultra-rugged mobility solutions designed specifically for task workers physically engaged in their work environments, today announced preliminary results for the second quarter ended June 30, 2020. On a preliminary, unaudited basis, the company expects to report, for the second quarter of 2020, net revenues of $21.1 million, an increase of approximately 66% from $12.7 million in the first quarter of 2020, and gross margin of 23.4%, up from 17.0% in the first quarter of 2020.

“We expect that net revenue increased approximately 66% to $21.1 million in the second quarter as a result of our carrier relationships and increased marketing,” said Tom Wilkinson, Chief Executive Officer. “We also expect that gross margin improved during the quarter, and we continued to deliver cost efficient operations across our entire corporate structure as previously communicated in our turnaround plan for Sonim. As a result of these efforts, we generated positive cash flows in the second quarter.”

“In addition to the strong second quarter operating performance and positive cash flows, we added $27.6 million in gross proceeds from a public offering of our common stock completed in June and subsequently repaid more than $10 million in debt and accrued interest through a combination of cash and equity,” said Wilkinson. “We expect to report that we ended the quarter with cash and cash equivalents of more than $38 million and no debt, providing a strong platform on which to continue investing in both organic and strategic growth ahead.”

Sonim will release its full financial results for the second quarter 2020 after the close of trading on Wednesday, August 12, 2020. The Company will host a conference call beginning at 1:30pm PT/4:30pm ET. Individuals interested in listening to the conference call may do so by dialing +1-412-317-6060. To listen to a live webcast of the call, please visit https://www.sonimtech.com/ and select About, then Investor Relations.

The webcast will be available as a replay on Sonim’s website following completion of the call. A telephonic replay will be available for 14 days approximately 3 hours after the call concludes by dialing +1-412-317-0088 and entering access code 10146839.

About Sonim Technologies, Inc.

Sonim Technologies is a leading U.S. provider of ultra-rugged mobility solutions designed specifically for task workers physically engaged in their work environments, often in mission-critical roles. The Sonim solution includes ultra-rugged mobile phones, a suite of industrial-grade accessories, and data and workflow applications which are collectively designed to increase worker productivity, communication and safety on the job site. For more information, visit www.sonimtech.com.

Important Cautions Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to, among other things, the company’s estimates of second quarter financial results, including net revenues, gross margin and cash position, future growth, profitability, and continued market acceptance of the company’s products. These forward-looking statements are based on the company’s current expectations, estimates and projections about its business and industry, management’s beliefs and certain assumptions made by the company, all of which are subject to change. Forward-looking statements generally can be identified by the use of forward-looking terminology such as, “future”, “believe,” “expect,” “may,” “will,” “intend,” “estimate,” “continue,” or similar expressions or the negative of those terms or expressions. Such statements involve risks and uncertainties, which could cause actual results to vary materially from those expressed in or indicated by the forward-looking statements. Factors that may cause the company’s actual results to differ materially include the completion of its second quarter financial close process, its ability to continue to generate positive cash flow and ability to be profitable; anticipated trends, such as the use of and demand for its products; its ability to attract and retain customers to purchase and use its products; its ability to attract wireless carriers as customers for its products; the evolution of technology affecting its products and markets; its ability to successfully address the technical issues identified with respect to its products; its ability to introduce new products and enhance existing products, as well as the other potential factors described under “Risk Factors” included in Sonim’s Quarterly Report on Form 10-Q for the three months ended March 31, 2020 and other documents on file with the Securities and Exchange Commission (available at www.sec.gov). The company cautions you not to place undue reliance on forward-looking statements, which reflect an analysis only and speak only as of the date hereof. The company assumes no obligation to update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release, except as required by law.

Sonim Technologies Contacts

Robert Tirva, Chief Financial Officer

Sonim Technologies, Inc.

IR@sonimtech.com

Matt Kreps, Managing Director

Darrow Associates Investor Relations

mkreps@darrowir.com

(214) 597-8200

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